Capital Financial Holdings, Inc.

Notice of Annual Meeting

and Proxy Statement

Annual Meeting to Be Held
June 19, 2013

Capital Financial Holdings, Inc.
1 Main Street North
Minot, ND 58703
(701) 837-9600

May 3, 2013

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders to be held at the Sleep Inn, 2400 10th Street SW, Minot, North Dakota, commencing at 9:00 a.m. local time, on Wednesday, June 19, 2013.

The Secretary’s Notice of Annual Meeting and the Proxy Statement, which follow, describe the matters to come before the Meeting. During the Meeting, we will also review the activities of the past year and items of general interest about the Company.

We hope that you will be able to attend the Meeting in person, and we look forward to seeing you. Please mark, date and sign the enclosed Proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the Meeting. You may revoke the Proxy and vote in person at that time if you so desire.

Sincerely, _______________________________________ John R. Carlson President and Chief Executive Officer

Table of Contents

Page
NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS	1
GENERAL INFORMATION	3
QUESTION AND ANSWER SUMMARY: ABOUT THE MEETING	4

PROPOSAL NO. 1 – ELECTION OF DIRECTORS	7
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	10
CORPORATE GOVERNANCE	11
EXECUTIVE COMPENSATION	13
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	14
FEES BILLED FOR SERVICES RENDERED BY INDEPENDENT ACCOUNTANT	14
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS	15
EXECUTIVE OFFICERS	15
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	15
SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT	16

PROPOSAL NO. 2 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	17

PROPOSAL NO. 3--APPROVAL OF A PLAN OF RECAPITALIZATION AND TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO PROVIDE FOR A REVERSE STOCK SPLIT	17
FRACTIONAL SHARES	18
REASONS FOR THE REVERSE STOCK SPLIT	18
FAIRNESS TO SHAREHOLDERS	19
EXCHANGE OF SHARE CERTIFICATES	19
FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT	20
NO DISSENTER'S RIGHTS	21
AMENDMENT TO THE ARTICLES OF INCORPORATION	21
RECOMMENDATION OF THE BOARD OF DIRECTORS	22

PROPOSAL NO. 4--CONVERT THE COMPANY FROM A CORPORATION TO A LIMITED LIABILITY COMPANY	22
RIGHTS AND OBLIGATIONS OF A STOCKHOLDER COMPARED TO A MEMBER OF THE LIMITED LIABILITY COMPANY	23
FORM OF INTEREST	23
VOTING	23
PREEMPTIVE RIGHTS	23
CERTAIN CORPORATE GOVERNANCE MATTERS	23
DIVIDENDS AND DISTRIBUTION	24
LIQUIDATION, DISSOLUTION OR WINDING UP	24
STATUS OF SHARES	24
TAX CONSEQUENCES OF CONVERSTION TO A LIMITED LIABILITY COMPANY	24
DISSENTER'S RIGHTS	25

PROPOSAL NO. 5--APPROVAL OF COMPANY'S VOLUNTARY WITHDRAWAL FROM ITS OBLIGATIONS TO FILE REPORTS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION	27
OTHER MATTERS	31
DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS	31
FOR NEXT ANNUAL MEETING	31
VOTING TRUSTEES AND THEIR NOMINEES	31

-i-

Capital Financial Holdings, Inc.
Notice of 2013 Annual Meeting of Shareholders
To be held June 19, 2013

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held June 19, 2013

The Notice of 2013 Annual Meeting, Proxy Statement and 2012 Annual Report
to Shareholders are available at www.capitalfinancialholdings.com/proxy.

Notice is Hereby Given that the Annual Meeting of Shareholders (the “Meeting”) of Capital Financial Holdings, Inc., (the “Company”), a North Dakota corporation, will be held on June 19, 2013, at 9:00 a.m., local time, at the Sleep Inn, 2400 10th Street SW, Minot, North Dakota, for the following purposes:

1.	To elect the Board of Directors of the Company.

2.	To ratify the selection of Hein & Associates, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013

3.	To approve a plan of recapitalization and to amend the articles of incorporation to provide for a 10,000 to one (1) reverse stock split.

4.	To approve the conversion of the Company from a corporation to a limited liability company in accordance with North Dakota Law.

5.	To approve the Company’s voluntary withdrawal from its obligation to file reports with the United States Securities and Exchange Commission. (Advisory)

6.	To transact such other business as may properly come before the Meeting and at any postponements or adjournments thereof.

Only shareholders of record at the close of business on April 22, 2013, are entitled to notice of and to vote at the Meeting or at any postponements or adjournments thereof.

You are cordially invited and urged to attend the Meeting. All shareholders, whether or not they expect to attend the Meeting in person, are requested to complete, date and sign the enclosed form of Proxy and return it promptly in the postage-paid, return-addressed envelope provided for that purpose. Shareholders who attend the Meeting may revoke a prior Proxy and vote in person as set forth in the Proxy Statement.

The Board of Directors of the Company is soliciting the enclosed Proxy. The Board of Directors recommends that you vote in favor of the proposed items. Your vote is important.

By Order of the Board of Directors

Minot, North Dakota	________________________________
Dated: May 3, 2013	Elizabeth Redding, Secretary

Your Proxy and return envelope are enclosed with this notice. In order to assure a quorum for the Transaction of Business at the Meeting, each Shareholder is asked to sign and return his or her Proxy in the enclosed envelope. Every Proxy is important, whether you own a few or many shares. Please do it today.

Capital Financial Holdings, Inc.
1 Main Street North
Minot, ND 58703
(701) 837-9600

Proxy Statement
Annual Meeting of Shareholders
To be held June 19, 2013

GENERAL INFORMATION

The enclosed Proxy is being solicited by the Board of Directors (“Board”) of Capital Financial Holdings, Inc. (the “Company”), a North Dakota corporation, for use in connection with the Annual Meeting of Shareholders on June 19, 2013, at 9:00 a.m. local time (the “Meeting”) at the Sleep Inn, 2400 10th Street SW, Minot, North Dakota, and at any postponement or adjournment thereof. Only shareholders of record as of the close of business on April 22, 2013 (the “Record Date”) will be entitled to vote at the Meeting or any postponement or adjournment thereof. When the accompanying Proxy (each, a “Proxy”) is properly executed and returned, the shares it represents will be voted at the Meeting in the manner specified.

Any Proxy may be revoked at any time before it is voted by written notice mailed or delivered to the secretary, by a receipt of a Proxy properly signed and dated subsequent to an earlier Proxy and by revocation of a written Proxy by request in person at the annual meeting of shareholders. If not so revoked, the shares represented by the Proxy will be voted in accordance with the instructions on the Proxy form.

The address of the principal executive office of the Company is 1 Main Street North, Minot, North Dakota 58703. This Proxy Statement and the Board’s form of Proxy are being mailed to shareholders on or about May 3, 2013. Concurrent with the mailing of this Statement, the Company is furnishing to shareholders its Annual Report for its fiscal year ended December 31, 2012.

The Company is bearing all costs of soliciting Proxies and expressly reserves the right to solicit Proxies otherwise than by mail. Telephone, telegraph, facsimile, email or other personal solicitations of certain shareholders and brokers may follow the solicitation of Proxies by mail by one or more of the Directors, by officers or by employees of the Company. The Company may make requests to trusts, banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, the Company has not made any contracts or arrangements for such solicitations; hence, it cannot identify any parties or estimate the cost of such solicitation.

As of April 22, 2013 the Company had outstanding 14,455,943 common shares, $0.0001 par value, with each share being entitled to one vote, except for the election of Directors, when shareholders are entitled to cumulate their votes. Representation of a majority of the Company’s shares outstanding on such date, either in person or by Proxy, constitutes a quorum for the Meeting. When a quorum is present, the vote by the holders of a majority of the shares present and entitled to vote at the Meeting shall decide the proposals to be voted upon at the Meeting, A shareholder voting through a Proxy who abstains with respect to a certain proposal is considered to be present and entitled to vote on such proposal at the Meeting and is, in effect, casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote or withholds authority to vote on a certain proposal shall not be considered present and entitled to vote on such proposal.

Because many of the Company’s shareholders may be unable to attend the Meeting in person, our Board solicits Proxies by mail to give each shareholder an opportunity to vote on all matters presented at the Meeting. Shareholders are urged to:

(1)	read this Proxy Statement carefully;

(2)	specify their choice in each matter by marking the appropriate box on the enclosed Proxy; and

(3)	sign, date and return the Proxy by mail in the postage-paid, return-addressed envelope provided for that purpose.

QUESTION AND ANSWER SUMMARY: ABOUT THE MEETING

What is being voted on at the Meeting?

The Company’s Board is asking shareholders to consider five (5) items at this Meeting:

●	To elect five (5) Directors to the Company’s Board of Directors;

●	To ratify the selection of Hein & Associates, LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2013.

●	To approve a plan of recapitalization and to amend the articles of incorporation to provide for a 10,000 to one (1) reverse stock split.

●	To approve the conversion of the Company from a corporation to a limited liability company in accordance with North Dakota Law.

●	To approve the Company’s voluntary withdrawal from its obligation to file reports with the United States Securities and Exchange Commission. (Advisory)

Who can vote at the Meeting?

Our Board has set April 22, 2013, as the Record Date for the Meeting. Only persons holding shares of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting. Each share will be entitled to one vote on each matter properly submitted for vote to our shareholders at the Meeting. On the Record Date, there were approximately 14,455,943 common shares outstanding held by a total of approximately 280 shareholders of record. Therefore, there are a total of approximately 14,455,943 votes that will be entitled to be cast at the Meeting.

What constitutes a quorum for the Meeting?

A quorum for the Meeting is based on the number of votes that can be cast rather than the number of actual shares that are represented, because each share has one vote per share. To have a quorum, we need more than 50% of the votes entitled to be cast to be present, in person or by proxy, including votes as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal and broker non-votes (where a broker submits a Proxy but does not have authority to vote a customer’s shares on one or more matters) on any proposal, all of which will be considered present at the Meeting for purposes of establishing a quorum for the transaction of business at the Meeting. Each vote will be tabulated separately.

How do I vote?

If you complete and properly sign the accompanying Proxy form and return it to us, it will be voted as you direct, unless you later revoke the Proxy. Unless instructions to the contrary are marked or if no instructions are specified, shares represented by a Proxy will be voted for the proposals set forth on the Proxy, and in the discretion of the persons named as proxies, on such other matters as may properly come before the Meeting. If you are a registered shareholder, that is, if you hold your shares in certificate form, and you attend the Meeting, you may deliver your completed Proxy form in person. If you hold your shares in “street name,” that is, if you hold your shares through a broker or other nominee, and you wish to vote in person at the Meeting, you will need to obtain a Proxy form from the institution that holds your shares.

Can I change my vote after I return my Proxy form?

Yes. Even after you have submitted your Proxy, you may change your vote at any time before the Proxy is exercised by filing with our Secretary, at the address at the top of page 1, either a written notice of revocation or a duly executed Proxy bearing a later date or you may vote in person at the Meeting. The powers of the Proxy holders will be suspended if you attend the Meeting in person and so request. However, attendance at the Meeting will not by itself revoke a previously granted Proxy.

Any written notice of revocation sent to us must include the shareholder’s name and must be received prior to the Meeting to be effective.

What vote is required to approve each item?

Proposal No. l. Election of Directors. The election of each director nominee requires the affirmative vote of a plurality of the votes cast, if a quorum is present, in the election of Directors. Shareholders are entitled to cumulate votes with respect to the election of Directors only in accordance with the procedure described under Proposal No. l herein.

Proposal No. 2. Ratification of Auditors. An affirmative vote of a majority of the votes cast at the Meeting, if a quorum is present, is required for ratification of the selection of Hein & Associates LLP, as independent auditors for the fiscal year ending December 31, 2012.

Proposal No. 3. Amendment of the Articles to Effect a 10,000 to 1 Reverse Split. An affirmative vote of a majority of the votes cast at this meeting, if a quorum is present, is required for approval of the Amendment of our Articles of Incorporation to effect a 10,000 to 1 reverse split of our common stock.

Proposal No. 4. To Approve the Conversion of the Company from a Corporation to a Limited Liability Company. An affirmative vote of a majority of the votes cast at the meeting, if a quorum is present, is required for the approval of the Company’s conversion from a corporation to a limited liability company under North Dakota law.

Proposal No. 5. To Approve the Withdrawal of the Company from its Obligations to File Reports with the SEC. An affirmative vote of a majority of the votes cast at the meeting, if a quorum is present, is required for the approval of the Company to withdraw from its filing obligations with the SEC.

While affirmative abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, with respect to Proposal No. 2, 3, 4, and 5, broker non-votes are not counted for purposes of determining whether the proposal has been approved. Therefore, for those matters affirmative abstentions will have the same effect as a vote against the proposal.

Votes cast by Proxy will be tabulated by our internal accounting department. The independent persons appointed by the Company to act as election inspectors for the Meeting will count votes cast by Proxy or in person at the Meeting.

Our Business After the Reverse Stock Split

We intend to continue to conduct our business and carry out our business plans as we otherwise have planned. We are making efforts to reduce our expenses and to make the Company profitable. After we withdraw from registration with the SEC, we will be able to eliminate the expense of SEC regulatory compliance.

Fairness to Shareholders.

The Company has considered the fairness of the Reverse Stock Split to the shareholders who will receive cash in return for redemption of their shares upon the completion of the Reverse Stock Split and the shareholders who will receive both cash for redemption of a portion of their shares upon completion of the Reverse Stock Split and who will also continue as shareholders of the Company after the completion of the Reverse Stock Split. For purposes of this Section “Fairness to Shareholders”, the terms “we”, “our”, and “us” refer to the Company.

In our business judgment, which we believe we have reasonably formed based on extensive efforts to raise capital for the Company and our previous experience in attempting to sell the Company and its assets, and receiving credible offers for the sale of the assets, we believe the transaction is fair to shareholders, including the shareholders who will receive cash in return for redemption of their shares upon the completion of the Reverse Stock Split and the shareholders who will receive both cash for redemption of a portion of their shares upon completion of the Reverse Stock Split and who will also continue as shareholders of the Company after the completion of the Reverse Stock Split.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the Meeting to be held on June 19, 2013, and at any and all postponements or adjournments thereof, it is intended that the Company’s shares represented by properly executed Proxies that are enclosed herewith will be voted to elect the director nominees, unless authority to so vote is withheld. Each nominee is currently a member of the Board of the Company and all of the nominees have indicated a willingness to serve as a director, if elected. If elected, each nominee will serve until the next annual meeting of shareholders or until the earlier of removal, resignation, death or disqualification. The Board has no reason to believe that any of the director nominees will be unable to serve as Directors or become unavailable for any reason. If, at the time of the Meeting, any of the director nominees shall become unavailable for any reason, the persons entitled to vote the Proxy will vote, as such persons shall determine in his or her discretion, for such substituted nominee or nominees, if any, nominated by the Board. The affirmative vote of a plurality of the votes present or represented to vote at the Meeting is necessary to elect each director nominee. Shareholders of the Company will have an opportunity on their Proxy to vote in favor of one or more director nominees while withholding authority to vote for one or more director nominees.

The Directors have voted to nominate five (5) Directors for election to hold offices for a one-year term until the next Annual Meeting of Shareholders or until their successors are elected and qualified. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the five nominees named below.

Information regarding the nominees for director is set forth below:

NAME	AGE	TERM OF OFFICE WITH THE COMPANY	POSITIONS AND OFFICES WITH THE COMPANY

Vance A. Castleman	70	3-25-94 to 3-25-10; 6-9-11 to Present	Director

Vaune M. Cripe	53	5-27-05 to Present	Director

Jeffrey A. Cummer	55	6-01-06 to Present	Director

Gregory G. Philipps	46	5-30-08 to Present	Director

Myron D. Thompson	68	3-20-98 to Present	Director

Cumulative voting is permitted in the election of Directors in accordance with the following procedure:

Each shareholder entitled to vote for Director has the right to cumulate those votes in the election of Directors by giving written notice of such intent to any officer of the Company before the Meeting or the presiding officer at the Meeting at any time before the election of Directors, in which case:

1. The presiding officer at the meeting shall announce, before the election of Directors, that shareholders may cumulate their votes; and

2. Each shareholder shall cumulate those votes either by casting for one (1) candidate the number of votes equal to the number of Directors to be elected multiplied by the number of votes represented by the shares owned by the shareholder, or by distributing all of those votes on the same principle among any number of candidates.

Therefore, unless the above-described procedure is implemented, the holders of a majority of the Company’s shares could elect all of the Directors. It is expected that the Proxies received by the Directors’ nominees will be voted, except to the extent that authority is withheld on any Proxy as to all of one or more individuals, to elect as Directors the following nominees, whose principal occupations during the past five (5) years, Directorships and certain other affiliations and information are set forth below:

Vance A. Castleman – Mr. Castleman is a Real Estate Developer and he is President and CEO of Inn-Vestments, Inc. Mr. Castleman is also President of Minot Lodging Expo, LLC, and he is on the Board of Directors of Souris Basin Revolving Loan Committee. Mr. Castleman is on the Board of Minot Hospitality Partners, LLC, and he served as a Director of Capital Financial Holdings, Inc. from 1994 to 2010 and he resumed his position on the Board in 2011.

From 1994 to the Present, Mr. Castleman served as Director, President and CEO of Inn-Vestments, Inc., a real estate development company located in Minot, North Dakota. From 1994 to the Present, Mr. Castleman served as President of the Minot Lodging Expo, LLC, a hospitality provider located in Minot, North Dakota. From 1999 to 2010, Mr. Castleman served as Director of Capital Financial Holdings, Inc., and from 1994 to 2010 he served as a Director of Capital Financial Services, Inc.

Vaune M. Cripe – Ms. Cripe is Senior Vice President at American State Bank & Trust, of Dickinson, North Dakota. She has received a number of distinguished honors, including the Dickinson Chamber of Commerce Director of the Year Award in 1998, the Outstanding Community Volunteer Award in 2002, the Greater North Dakota Community Leadership Award in 2004, and the 2008 Outstanding Woman in Banking award. Ms. Cripe is a Certified Public Accountant and graduated Summa Cum Laude from Dickinson State University with a B.A. in Accounting, and she earned an MBA from the University of Mary.

From 1996 to the present, Ms. Cripe served as Senior Vice President of American Bank Center, Dickinson, North Dakota. From 2005 to the present, Ms. Cripe served as Director of Capital Financial Holdings, Inc. From 1999 to the Present, Ms. Cripe served as Secretary/Treasurer of Stark County Job Development Authority. From 2005 to 2009, Ms. Cripe served as a Member of the North Dakota National Guard Family Advisory Board. In 2011-12 Ms. Cripe served as the Chairman of North Dakota Banker’s Association and continues to serve as a board member. From 2009 to the present, Ms. Cripe served as Vice-Chair of the St. Joseph’s Hospital and Health Center. From 2007 to the present, Ms. Cripe served as Director of the Dickinson State University Foundation.

Jeffrey A. Cummer – Mr. Cummer is the President of Selected Partners Limited, a Cayman Island consulting service. He has held this position since 1999. He also serves as Chairman of the Board and CEO of Xponential, Inc., PawnMart, Inc., and Chairman of the Board of Capital Financial Holdings, Inc. From 1992 to 2012 Mr. Cummer was the President and Senior Portfolio Manager for SMH Capital Advisors, Inc. Before forming his own investment firm in 1989, Mr. Cummer served as a Limited Partner with Edward D. Jones & Company. Prior to that, he was a corporate cash manager and financial analyst for the GTE Corporation. Mr. Cummer received a Master of Science (Finance) from the University of London Center for Financial Studies. Mr. Cummer is a Certified Financial Planner and holds a bachelor’s degree in finance and risk management from the University of Illinois.

Gregory G. Philipps – From 2001 to the present, Mr. Philipps served as President of Pension Fund Evaluations, Inc. He serves as the Company's General Securities Principal and is a Registered Representative with the Financial Industry Regulatory Authority (“FINRA”), and he has earned his Series 24, 7, and 63 licenses from FINRA. Mr. Philipps has spoken at numerous investment conferences including the International Foundation of Employee Benefit Plans, TECS public Fund conference, TECS Fire and Police conference and World Research Group. The topics of these talks have included asset allocation, diversification, trade execution and alternative investments. Mr. Philipps attended Bryant College and, subsequently, he received his Bachelor of Science Degree from Adelphi University, Garden City, New York in Business and Finance.

From 2001 to the present, Mr. Philipps has served as President of Pension Fund Evaluations, Inc., and from 2008 to the present, Mr. Philipps served as Director of Capital Financial Holdings, Inc.

Myron D. Thompson – Mr. Thompson is an entrepreneur and has been in the restaurant business since 1970. Since that time he has been involved in opening over 40 restaurants. He has also been involved in several non-food related operations, including Money Mailer and Check Rite, and several temporary help companies, including Labor Force in Minneapolis, Minnesota. Mr. Thompson graduated from Minot State College.

From 1990 to the present, Mr. Thompson served as President, CEO and Director of Food Management Investors, Inc. a.k.a. FMI, Inc. From 1990 to present, Mr. Thompson served as President and Director of Apple Core Enterprises, Inc. From 1994 to the present, Mr. Thompson served as General Partner of Dakota Apple Partnership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the Directors are related to any other director or to any executive officer of the Company.

Mr. Jeffrey A. Cummer was elected as a Director of the Company on June 1, 2006. Mr. Cummer is Chairman of the Board and CEO of Xponential, Inc. In May of 2006, Xponential, Inc. issued a tender offer to purchase up to 3,000,000 shares of the Company’s common shares at a purchase price of $0.40 per share. At the close of the tender offer, Xponential, Inc. had obtained 1,323,642 shares, representing approximately 9.76% of the Company’s outstanding common shares.

On October 21, 2011, the Company issued a promissory note to PawnMart, Inc., in exchange for the repurchase of the 3,050,000 shares of preferred stock owned by PawnMart, Inc. These shares are being held by the Company as Treasury Stock. The note was secured by the building that was owned by the Company and carries an interest rate of 7%, with quarterly payments of $66,801. The note matures on October 1, 2017.

On February 22, 2012, the Company entered into an agreement to sell its headquarters building located at 1 Main Street North, Minot, North Dakota to Corridor Investors, LLC at a sales price of $990,000. The sale closed on March 30, 2012. Upon the sale, the proceeds were paid to PawnMart, Inc. as payment on the $1,300,000 promissory note, which is secured by the building, to reduce the balance due on that note. The holder of the title will release the title for this sale and has agreed to issue an unsecured note for the remaining balance due. On March 30, 2012 the Company made a payment of $925,922. In April of 2012, the Company made a $100,000 payment. The Company will make quarterly payments of $34,000 with the last payment being $34,965. The note will mature on April 1, 2014. On March 1, 2013, the Company made a payment of $118,000. On March 28, 2013, the Company made a final payment of $46,353. There is no longer a liability relating to PawnMart, Inc.

CORPORATE GOVERNANCE

Attendance at Board, Committee and Annual Shareholder’s Meetings

During the fiscal year ended December 31, 2012, the Board held four (4) regular meetings. All Directors are expected to attend each meeting of the Board and the committees on which they serve, and are also expected to attend each annual meeting of shareholders. Each Director attended at least 75% of the Board meetings, including committee meetings on which the Board member served during this period. The 2012 annual meeting was held June 12, 2012 and all board members attended. The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. Those committees are currently the Nominating Committee, the Audit Committee and the Compensation Committee. Each of the committees is comprised solely of non-employee, independent Directors. The table below shows current membership for each of the standing Board committees.

Nominating Committee	Audit Committee	Compensation Committee

Myron D. Thompson	Vaune M. Cripe	Vaune M. Cripe

Vaune M. Cripe	Myron D. Thompson	Gregory G. Philipps

	Gregory G. Philipps	Vance A. Castleman

Nominating Committee

The Company’s Nominating Committee is composed of Myron D. Thompson and Vaune M. Cripe. The Nominating Committee does have a formal, consistent policy for the nominating process and a charter governing the nominating process. The Nominating Committee will consider all nominees equally, including candidates recommended by shareholders.

The Nominating Committee will identify potential nominees based on specified objectives in terms of the composition of the Board, taking into account such factors as industry experience and areas of expertise. Nominees will be evaluated on the basis of their experience, judgment, integrity, ability to make independent inquiries, understanding of the Company’s business and willingness to devote adequate time to Board duties. The Nominating Committee did not meet in fiscal year 2012.

Audit Committee

The Company has established a separately designated standing audit committee established in accordance with the Securities Exchange Act of 1934, as amended. The Company’s Audit Committee is composed of Vaune M. Cripe, Myron D. Thompson and Gregory G. Philipps, each of whom meet the independence requirements of the SEC with respect to Audit Committee membership. Ms. Cripe was appointed by the Audit Committee to serve as its financial expert due to her qualifications, experience and certifications. The primary function of the Audit Committee is to fulfill its responsibility of overseeing management’s conduct of the financial reporting process, the annual independent audit of the Company’s financial statements, and reviewing the financial reports provided by the Company. To accomplish this, the Audit Committee oversees the external audit coverage, including the annual nomination of the independent accountants, reviews accounting policies and policy decisions, reviews the financial statements, including interim financial statements and annual financial statements, together with auditor’s opinions, inquires about the existence and substance of any significant accounting accruals, reserves or estimates made by management, meets privately with the independent accountants to discuss all pertinent matters and reports to the Board regarding its activities. The Audit Committee held four regular meetings in 2012.

The Audit Committee has adopted a formal, written charter, which was amended on March 9, 2004. The charter specifies the scope of the Audit Committee’s responsibilities and how it should carry out those responsibilities. The charter also outlines the Audit Committee’s pre-approval policies and procedures that require the Audit Committee to review and approve, in advance, fees proposed to be charged to the Company by the auditors for each audit and non-audit service. The Audit Committee Charter is attached hereto as Exhibit A.

Report of Audit Committee

The Audit Committee met to review the audited financials for the fiscal year ended December 31, 2012, with members of management and the independent accountants. Included in the discussions were issues regarding matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented. Additionally, the independent accountants discussed with the Audit Committee new accounting policies, management’s judgments and use of accounting estimates in the preparation of the financial statements and significant audit adjustments. Annually, the independence of the auditors is discussed and the auditors provide information regarding their independence required by Independence Standards Board No. 1, as may be modified or supplemented. Based upon a thorough discussion of the aforementioned, the Audit Committee has recommended to the full Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year 2012.

Vaune M. Cripe Myron D. Thompson Gregory G. Philipps

Compensation Committee

The Company’s Compensation Committee is composed of Vaune M. Cripe, Greg G. Philipps, and Vance A. Castleman, each of whom are “independent” members of the Board, as defined by the NASDAQ Stock Market, Inc. The Compensation Committee held one meeting during the last fiscal year. The Committee reviews and recommends executive salaries and any share based compensation plans. The Committee has not adopted a formal, consistent policy for the compensation review process and has established no charter governing the process.

EXECUTIVE COMPENSATION

The following table sets forth compensation information for the Company’s named Executive Officers for services rendered in all capacities to the Company and its subsidiary in fiscal year 2012.

Summary Compensation Table
Name and Principal Position	Age	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

John R. Carlson, Chief Executive Officer and President	49	2012	105,305	3,023	0	0	0	0	31,325	139,733

Elizabeth Redding Chief Financial Officer	26	2012	37,548	2,639	0	0	0	0	0	40,187

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)

John Carlson, Chief Executive Officer and President	20,000	(1)	0	0	1.00	10/31/2014	0	0	0

(1)	Options were transferred to Mr. Carlson on January 6, 2009 from the Company’s former CEO, Brad Wells, who resigned from the Company in 2010.

FEES BILLED FOR SERVICES RENDERED
BY INDEPENDENT ACCOUNTANT

Audit and Non-Audit Fees

During the fiscal year ended December 31, 2012, Heine & Associates (“Heine”), the Company’s independent auditors and principal accountant, billed the Company the fees set forth below. The Audit Committee has considered and determined that the provision of the non-audit services rendered to the Company by Heine during the Company’s fiscal year 2012 was compatible with maintaining the independence of Heine.

The following table presents fees for professional audit services rendered by Heine for the audit of the Company’s annual financial statements for the years ended December 31, 2012, and fees billed for other services rendered by Heine.

	2012	2011
Audit Fees (1)	$116,242	$88,145
Audit-Related Fees (2)	0	2,095
Tax Fees (3)	14,995	14,675
All Other Fees	0	0

(1)
Audit Fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees are fees principally for professional services rendered for the annual review of Capital Financial Services, Inc., related to the filing of the SIPC assessment form.
(3)
Tax services fees consist of compliance fees for the preparation of original and amended tax returns, claims for refunds and tax payment-planning services for tax compliance, tax planning and tax advice. Tax service fees also include fees relating to other tax advice, tax consulting and planning other than for tax compliance and preparation.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL
OF AUDIT AND PERMISSIBLE
NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

The Audit Committee’s policy is to review and pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Vance A. Castleman	6,500	0	0	0	0	0	6,500

Vaune M. Cripe	8,750	0	0	0	0	0	8,750

Jeffrey A. Cummer	12,000	0	0	0	0	0	12,000

Gregory G. Philipps	8,250	0	0	0	0	0	8,250

Myron D. Thompson	7,500	0	0	0	0	0	7,500

Each Director (other than those Directors who are also employees of the Company) receives cash compensation for their service as Directors and Committee members of the Company. The Chairman of the Board, Jeffrey A. Cummer, received cash compensation of $12,000 for the year 2012. Directors Castleman, Cripe, Philipps, and Thompson each received cash compensation of $6,500, $8,750, $8,250, $7,500, respectively for the year 2012. In addition, Board members were reimbursed for their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties as Directors of the Company.

EXECUTIVE OFFICERS

On June 9, 2011, the Board of Directors then named John R. Carlson as Executive Officer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s Directors and Executive Officers file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and Executive Officers are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company’s Directors and Executive Officers, all Section 16(a) filing requirements were met for the fiscal year ended December 31, 2012.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership of shares of the Company as of April 22, 2013 listed by each shareholder who is known by the Company to own beneficially more than five percent (5%) of the outstanding voting securities of the Company, each Director, each Executive Officer named in the Summary Compensation Table on page 16, and all Executive Officers and Directors as a group.

Name Of Beneficial Owner Or Identity Of Group	Amount And Nature Of Beneficial Ownership (1) As Of March 1, 2011		Percentage Of Outstanding Shares (2)

Vance A. Castleman	343,180	(3)	2.37%
Vaune M. Cripe	4,838		*
Jeffrey A. Cummer	2,783,318	(4)	19.25%
Gregory G. Philipps	0		*
Myron D. Thompson	260,000	(5)	1.16%

John R. Carlson	30,001	(6)	*
Executive officers and Directors as a group (6 persons)	3,430,097	(7)	23.73%

Shareholders known by the Company to own 5% or more of the outstanding voting securities
Robert Walstad	2,501,178	(8)	15.05%
Jerry J. Szilagyi	2,737,829	(9)	16.64%
Bruce Graham, William Graham	964,700	(10)	6.67%
Gordon Dihle	1,437,571	(11)	9.94%
____________________
* Less than 1% owned.

(1)	Unless otherwise indicated in the footnotes to this table, the listed beneficial owner has sole voting power and investment power with respect to such shares.
(2)
For each executive officer or director included in the table, percentage of outstanding shares is calculated by dividing the number of common shares beneficially owned by such officer or director by the 14,455,943 common shares the Company had outstanding on April 22, 2013 and the number of shares that each officer or director had the right to acquire within 60 days of the record date. This percentage assumes the exercise of outstanding options or warrants and conversion of preferred shares.

(3)
Of these shares, 285,750 are held as tenants-in-common with Mr. Castleman’s wife, and 7,430 are held in Mr. Castleman’s IRA account. Includes 50,000 shares covered by options that are currently exercisable held by Mr. Castleman.

(4)	Of these shares, 1,119,676 are held directly by Mr. Cummer and Mr. Cummer’s wife. 1,663,642 are common shares held directly by Xponential, Inc.
(5)	Includes 50,000 shares covered by options that are currently exercisable held by Mr. Thompson.
(6)	Includes 10,001 shares held directly by Mr. Carlson and 20,000 shares covered by options that are currently exercisable held by Mr. Carlson.
(7)	Includes 120,000 shares covered by warrants and options, which are currently exercisable.
(8)
Of these shares, 17,054 are held in Mr. Walstad’s 401(k) account, 116,884 shares are held in Mr. Walstad’s IRA account. Includes 1,350,400 shares covered by warrants and 810,000 options that are currently exercisable.

(9)	Of these shares, 737,829 are held directly by Mr. Szilagyi. Includes 2,000,000 shares covered by options that are currently exercisable.
(10)	Of these shares, 774,000 are held directly by Mr. Bruce Graham and 190,000 shares are held directly by Mr. William Graham.
(11)	These shares are held directly by Mr. Dihle.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS
VOTE “FOR” PROPOSAL NO. 1

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board has selected Hein & Associates, LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2013. The shareholders of the Company are being asked to ratify this selection at the Meeting. A majority of the votes cast at the Meeting, if a quorum is present, will be sufficient to ratify the selection of Hein & Associates, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013.

The Board has selected Hein & Associates, LLP to serve as the Company’s independent auditors for the year ending December 31, 2013, subject to ratification by the shareholders, based on the recommendation of the Board’s Audit Committee. The firm of Hein & Associates, LLP has been providing accounting and auditing services for more than 30 years to both public and private companies in a variety of industries. While it is not required to do so, the Board is submitting the selection of that firm for ratification to ascertain the view of the shareholders. If the selection is not ratified, the Board will reconsider its selection. Proxies solicited by the Board will, unless otherwise directed, be voted to ratify the appointment of Hein & Associates, LLP as independent auditor for the Company for the year ending December 31, 2013.

A representative of Hein & Associates, LLP is expected to be present at the Meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the Meeting.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS
VOTE “FOR” PROPOSAL NO. 2

PROPOSAL NO. 3
APPROVAL OF A PLAN OF RECAPITALIZATION AND TO AMEND
THE COMPANY’S ARTICLES OF INCORPORATION TO
PROVIDE FOR A REVERSE STOCK SPLIT

The Board of Directors of the Company has unanimously approved a proposal to amend the Company's Articles of Incorporation and to effect a plan of recapitalization that would provide for a one-for-ten thousand (1-for-10,000) Reverse Stock Split of our common stock subject to the approval of such action by the shareholders. See form of Plan of Recapitalization attached hereto as Exhibit B. At the Annual Meeting, the shareholders of the Company will consider and vote on the proposal to authorize the reverse split. We are now submitting the proposal to you, the shareholders, for approval. The proposed Reverse Stock Split will take effect, if at all, after it is approved by you and after we file a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of North Dakota.

We expect that, if the proposal is approved by you, the Certificate of Amendment will be filed promptly. However, our board of directors may elect not to file, or to delay the filing of, the Certificate of Amendment if they determine that filing the Certificate of Amendment would not be in the best interest of our shareholders.

If the Plan of Recapitalization and Reverse Stock Split is approved by the shareholders and implemented by the Board of Directors, each ten thousand (10,000) shares of the Company's outstanding common stock on the effective date (the "Effective Date") of the Reverse Stock Split (the "Old Common Stock") will be automatically changed into and will become one (1) share of the Company's New Common Stock (the "New Common Stock"). Any resulting fractional shares will not be issued. Instead, the Company will purchase the shares of the shareholders entitled to receive a fractional share as a result of the reverse split. The Reverse Stock Split will not change the current per share par value of the Company's common stock or change the current number of authorized shares of common stock. The effective date of the Reverse Stock Split will be the date the Articles of Amendment are accepted for filing by the North Dakota Secretary of State.

FRACTIONAL SHARES

All shareholders will be entitled to receive cash in lieu of fractional shares. Each shareholder will be entitled to receive a cash payment equal to the fair market value of his or her common stock. That valuation will be based on the average closing price of the common stock for the previous sixty (60) calendar days. For example, if a shareholder owns 9,000 shares of common stock and the trading value of these shares immediately prior to the Reverse Stock Split is $.06 per share, then the result of the Reverse Stock Split will be that they will own a fractional share, and the fractional share will be paid for in an amount equal to $.06 x 9,000 or $540.00. All shareholders holding fewer than 10,000 shares of common stock will cease to be holders of common stock and will no longer have any interest as a shareholder in the Company. They will only be entitled to receive cash in lieu of fractional shares. Such shareholders will no longer have the opportunity to participate in the growth and future earnings of the Company, if any, and they will have no continued interest in the Company. Such growth and future earnings, if any, of the Company will accrue to the benefit of the creditors of the Company and the continued shareholders of the Company.

REASONS FOR THE REVERSE STOCK SPLIT

At its regularly scheduled meeting on March 26, 2013, the Board of Directors reviewed the Company's current business and financial performance and the costs of recent trading range of the Company's common stock. The Board then determined that a Reverse Stock Split was desirable in order to assure that the number of shareholders holding our shares does not rise above the threshold that would require the Company to have reporting obligations with the SEC.

Our common stock is currently registered under Section 12 of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. As noted under Proposal No. 4 below, we now have fewer than 300 shareholders and in accordance with the SEC rules, we plan to withdraw our registration under the Exchange Act.

The plan for that withdrawal is set forth below in the discussion of Proposal No. 4. The Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. However, it will assist the Company in assuring that the number of the Company’s shareholders does not rise above 300 and thereby triggering a new obligation for the Company to register or comply with the reporting requirements of the Exchange Act.

FAIRNESS TO SHAREHOLDERS

The Company has considered the fairness of the Reverse Stock Split to the shareholders, including those shareholders who received cash in return for redemption of their shares upon completion of the Reverse Stock Split and those who will receive cash for redemption of a portion of their shares upon completion of the Reverse Stock Split and will also continue as shareholders of the Company upon completion of the Reverse Stock Split.

In our business judgment, which is based on our previous experiences in attempting to sell the Company and its assets, and receiving credible offers in that process, we believe that the transaction is fair to the shareholders, including the shareholders whose shares will be purchased.

In making a judgment and forming our opinion on the fairness to the shareholders, we have relied on the factors described above and in this Proxy Statement in general. We do not have available to us information that many investors use to evaluate investments. We have not obtained any report or opinion or appraisal from any third party regarding the going concern value of the Company or the liquidation value of the Company’s assets or any other factors relating to the Company. Furthermore, the Company has had no other recent purchases of shares of its common stock.

EXCHANGE OF SHARE CERTIFICATES

The reverse split will occur on the filing of the Articles of Amendment with the North Dakota Secretary of State without any further action on the part of shareholders of the Company and without regard to the date or dates on which certificates representing shares of existing common stock are actually surrendered by each holder thereof for the number of shares of the New Common Stock that the shareholder is entitled to receive as a consequence of the reverse split. After the effective date of the amendment, the certificates representing shares of existing common stock will be deemed to represent one ten thousandth of the number of shares of New Common Stock. As described more fully in the paragraph below, new shares will be noted in the records of the Company in book form and no new certificates will be issued.

If the shareholders approve the proposed Reverse Stock Split, we will instruct our corporate secretary and transfer agent to begin implementing the exchange of certificates representing outstanding common stock. As soon as practicable after the effectiveness of the proposed amendment, holders of our common stock will be notified and requested to surrender their certificates representing shares of Old Common Stock to our corporate secretary and transfer agent. The transfer agent will then issue shares of New Common Stock by making a book entry on the records of the Company. Beginning on the date the proposed amendment becomes effective, each certificate representing shares of our Old Common Stock will be deemed for all corporate purposes to evidence ownership of as many shares of New Common Stock as the shareholder would be entitled to after applying the split and otherwise making adjustments for fractional shares as described. Until surrendered to the Transfer Agent, old certificates retained by shareholders will be deemed for all purposes including voting and payment of dividends, if any, to represent the number of whole shares of New Common Stock to which its shareholders are entitled as a result of the reverse split.

Shareholders should not send their old certificates to the transfer agent until after the transfer date. Certificates of Old Common Stock surrendered after the effective date will be replaced by book entry on the records of the Company. No service charge will be paid by existing shareholders for the exchange of the shares and the Company will pay all expenses of the exchange and issuance of new certificates.

FEDERAL INCOME TAX CONSEQUENCES
OF THE REVERSE STOCK SPLIT

The following description of the material federal income tax consequences of the Reverse Stock Split is based upon the Internal Revenue Code, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices all as in effect on the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (for example, foreign persons, dealers in securities, tax-exempt organizations, broker-dealers or insurance companies) and does not discuss the tax consequences under the laws of any foreign, state or local jurisdictions. Shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them.

The Company believes that the Reverse Stock Split will likely have the following federal income tax effects: Shareholders who receive New Common Stock solely in exchange for their Old Common Stock will not recognize gain or loss on the exchange. Consequently, the holding period of shares of New Common Stock will include your holding period for the shares of Old Common Stock, provided that the shares of common stock are held by you as a capital asset at the time of the exchange. In addition, your aggregate basis of the New Common Stock will be the same as your aggregate basis of the shares of Old Common Stock exchanged.

Common Stock Shareholders who receive cash in lieu of fractional shares in the Reverse Stock Split will be deemed to have sold shares of common stock for cash. Each such shareholder is likely to recognize a capital loss or capital gain on the sale, depending on their basis in the shares, and the capital loss or capital gain should be reported on the shareholder’s federal and state tax returns.

THE DISCUSSION ABOVE IS NOT TO BE CONSIDERED TAX ADVICE. YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION OF ANY STATE, LOCAL OR FOREIGN TAX LAW.

NO DISSENTER'S RIGHTS

Under North Dakota law, you are not entitled to dissenter's rights of appraisal with respect to the amendment of the articles of incorporation and the reverse stock split.

AMENDMENT TO THE ARTICLES OF INCORPORATION

The Reverse Stock Split Amendment will amend Article 4 of the Articles of Incorporation to add a new paragraph. At the effective date, without further action on the part of the Company or the shareholders, each share of common stock will be converted into one ten thousandth of a share of common stock. The Reverse Stock Split Amendment will be filed with the Secretary of State of North Dakota and will become effective on the date of the filing. The Reverse Stock Split Amendment will not affect the par value or the number of authorized shares of the Company's common stock.

The reverse split will not materially affect the proportionate equity interest in the Company of any current shareholder or the relative rights, preferences, privileges or priorities of any such shareholder, except, of course, those shareholders whose shares are redeemed. The Company's business, management (including all directors and officers), the location of its offices, assets, liabilities and net worth (other than the cost of the reverse split, which are immaterial) will remain the same after the reverse split. The Reverse Stock Split will not affect the number of authorized shares. The Reverse Stock Split will have the effect of creating additional authorized and unissued shares of our common stock. We have no current plans to issue these shares; however, these shares may be used by us for general corporate purposes in the future.

RECOMMENDATION OF THE BOARD OF DIRECTORS

For the above reasons, we believe that the reverse stock split is in our best interests and in the best interests of our shareholders. There can be no guarantee, however, that the benefits described above will be attained.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS
VOTE “FOR” PROPOSAL NO. 3

PROPOSAL NO. 4
CONVERT THE COMPANY FROM A CORPORATION
TO A LIMITED LIABILITY COMPANY

The Shareholders are being asked to approve the conversion of Capital Financial Holdings, Inc. from a North Dakota corporation to a North Dakota limited liability company. A Plan of Conversion has been approved by the Board of Directors and is attached hereto as Exhibit C. The conversion would be accomplished automatically in accordance with Section 10-32-68.1, et seq. of the North Dakota Limited Liability Company Act (the “Act”). As a result of the conversion; the new limited liability company will assume the debts of the Company and will retain the Company’s assets and business.

If the conversion is effected, Member Shares in the limited liability company would be distributed by the Company to its stockholders in proportion to their respective stock holdings and their certificates for common stock will be cancelled. No additional equity contributions to the Company or the limited liability company will be required.

The Company’s Certificate of Incorporation provides that the authorized capital stock consists of 1,000,000,000 shares of common stock, par value $.0001 per shares and 100,000,000 shares of preferred stock, par value $0.0001 per share. As of April 22, 2013, 14,455,943 shares of common stock were outstanding and no shares of preferred stock were outstanding. The limited liability company is not limited in the number of Member Shares it may issue.

The principal offices of the Company are located at 1 Main Street North, Minot, North Dakota 58703; and the principal offices of the limited liability company will remain at this location for the immediate future.

Following the transaction Vance A. Castleman, Vaune M. Cripe, Jeffrey A. Cummer, Gregory G. Philipps and Myron D. Thompson, who are currently serving as Directors of the Company, will continue to serve as Governors of the limited liability company. The Governors will serve in this position until they are replaced by their successors, who will be elected by the Members.

The Company’s Certificate of Incorporation and Bylaws provide that the Board shall determine the number of Directors. Currently, the number of Directors has been fixed at five (5) and there is no vacancy on the Board.

RIGHTS AND OBLIGATIONS OF A STOCKHOLDER COMPARED TO A MEMBER OF THE LIMITED LIABILITY COMPANY

The rights and obligations of a stockholder of the Company are governed by its certificate of incorporation, bylaws and applicable provisions of North Dakota Corporation Code. The rights and obligations of a member of the limited liability company will be governed by the operating agreement and applicable provisions of North Dakota Limited Liability Company Act.

FORM OF INTEREST

Stockholders' interests in the Company are held in the form of shares of common stock.

Members' interests in the limited liability company will be held in the form of Member Shares.

VOTING

A holder of common stock is entitled to one (1) vote, in person or by proxy, for each share of common stock held by such holder.

Each holder of Member Shares would likewise be entitled to one vote per Member Share held by such holder.

PREEMPTIVE RIGHTS

Stockholders of the Company have no preemptive right to purchase additional shares issued by the Company.

If additional Member Shares are proposed to be sold by the limited liability company, the members will also have no pre-emptive rights to purchase their proportionate share of such new Member Shares; however, the Company has a right of first refusal to purchase shares that are proposed to be sold to a third party.

CERTAIN CORPORATE GOVERNANCE MATTERS

Under the North Dakota Corporate Code, shareholders have the right to approve certain actions, including: (a) a merger and (b) the sale of substantially all the assets of the Company. The approval of these actions requires the vote of holders of greater than 50% of the outstanding shares of common stock.

The operating agreement for the limited liability company will provide that certain actions are not permitted without the consent of the owners of at least 50% of the Member Shares. Such actions include (a) the sale or other disposition of all, or substantially all, of the operating assets of the limited liability company; (b) liquidation or dissolution; and (c) merger or consolidation (other than between the limited liability company and a subsidiary of the limited liability company where there are no changes to the Member Shares owned by the members).

DIVIDENDS AND DISTRIBUTIONS

Holders of common stock are entitled to receive dividends if, as and when declared by the Board of Directors out of funds legally available therefor. The Company has paid no dividends to stockholders to date.

Generally, the making of a distribution by the limited liability company would be in the discretion of the Board. However, the limited liability company intends to distribute an amount which the Board determines is necessary for the Members to pay their income taxes on their distributive share of the limited liability company's income. All distributions, if any, (other than liquidating distributions) will be made to Members in proportion to the Member Shares owned by each Member.

LIQUIDATION, DISSOLUTION OR WINDING UP

In the event of a liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all liabilities of the Company and, if any preferred stock is outstanding, after the payment of the liquidation preference of the preferred stock. The Company currently has no outstanding preferred stock.

In the event of a dissolution or winding up of the limited liability company, the limited liability company must liquidate its assets as promptly as practicable. Any profit or loss incurred as a result of such sales should be allocated to the Members pro-rata in accordance with their Ownership Interest. Thereafter, the limited liability company must discharge all its liabilities. Finally, any remaining assets should be distributed according to the positive balances in the Member’s Capital Account.

STATUS OF SHARES

The shares of the Company are currently traded on the NASDAQ Small Cap Market. Many of the shares currently outstanding were issued in transactions registered under the Securities Act of 1933. Those shares are not "restricted securities" as that term is defined under the securities laws.

TAX CONSEQUENCES OF CONVERSION TO
A LIMITED LIABILITY COMPANY

For federal income tax purposes, the distribution of Member Shares of the Limited Liability Company to the stockholders in exchange for their common stock of the Company will be treated as a liquidation. You will recognize a capital gain or capital loss upon the liquidation measured by the difference between the fair market value of the Member Shares received and your basis for your the Company stock. We believe, based upon the decline in the price of the common stock over the years, that if the conversion to the limited liability company occurs as expected, many stockholders who are not cashed out in the reverse stock split will be entitled to claim a capital loss upon receipt of the Member Shares of the limited liability company.

For Federal income tax purposes, the limited liability company is expected to be taxed as a partnership, with income and losses being "passed through" to members. Subject to legal requirements, the limited liability company intends to distribute an amount which the Board believes is necessary for the Members to pay their income taxes on their share of the limited liability company's income.

DISSENTER’S RIGHTS

If the conversion of the corporation to a limited liability company, Proposal No. 4 (the “Transaction”) is consummated, shareholders who have not consented to the Transaction will have the right to dissent to the Transaction and obtain payment of the fair value of their shares of common stock. The rights of shareholders who desire to dissent from the Transaction are governed by the provisions of Section 10-19.1-87, et seq. of the North Dakota Business Corporation Act, a copy of which is attached hereto as Exhibit D. Pursuant to such provisions, if the Transaction is consummated, any shareholder of record of the Company who objects to the Transaction and who fully complies with Section 10-19.1-87, et. seq. of the North Dakota Business Corporation Act will be entitled to demand and receive payment in cash of an amount equal to the fair value of all, but not less than all, of his or her shares of common stock. For the purpose of determining the amount to be received in connection with the exercise of statutory dissenters’ rights under the North Dakota Business Corporation Act, the fair value of a dissenting shareholder’s common stock equals the value of the shares immediately before the effective date of the Transaction, excluding any appreciation or depreciation in anticipation of the Transaction.

Any shareholder desiring to receive payment of the fair value of his or her common stock in accordance with the requirements of the North Dakota Business Corporation Act must deliver to the Company prior to the time of the shareholder vote on the Transaction, a written notice of his or her intent to demand payment for his or her shares and his or her stock certificates within thirty (30) days after receipt of this notice. A filing of the written notice of intent to dissent with respect to the Transaction should be sent to: 1 Main Street North, Minot, North Dakota 58703. A VOTE AGAINST THE TRANSACTION ALONE WILL NOT SATISFY THE REQUIREMENTS FOR THE SEPARATE WRITTEN NOTICE OF INTENT TO DISSENT TO THE TRANSACTION, THE SEPARATE WRITTEN DEMAND FOR PAYMENT OF THE FAIR VALUE OF SHARES OF COMMON STOCK, AND DEPOSIT OF THE STOCK CERTIFICATES. RATHER, A DISSENTING SHAREHOLDER MUST SEPARATELY COMPLY WITH ALL OF THOSE CONDITIONS.

After the Transaction takes place, the Company shall remit to each dissenting shareholder the amount the Company estimates to be the fair value of the shares; including:

(1)           The Company’s closing balance sheet and statement of income;

(2)           An estimate by the Company of the fair value of the shares and a description of the method used to determine that value; and

(3)           A copy of Section 10-19.1.-87, et. seq. of the North Dakota Business Corporation Act.

If a dissenting shareholder believes the amount remitted by the Company is less than the fair value of the shares plus interest, the dissenting shareholder must give written notice to the Company of the dissenter’s estimate of the fair value of the shares plus interest within thirty (30) days after the Company makes its payment to the shareholder.

On receipt of such demand, the Company has sixty (60) days to pay this amount demanded by the dissenting shareholder or file a petition with the court to determine the fair value.

The foregoing does not purport to be a complete statement of the provisions of the North Dakota Business Corporation Act relating to statutory dissenters’ rights and is qualified in its entirety by reference to the dissenters’ rights provisions of the North Dakota Business Corporation Act.

A stockholder whose shares of Company common stock are held in “street name” or in the name of anyone other than the stockholder, must obtain written consent from the person or firm in whose name the shares are registered, allowing the stockholder to file the notice demanding payment for the shares in question, and must deliver the consent to the Company no later than the time that dissenter’s rights are asserted. Also, the dissent must be asserted as to all shares of Company’s common stock that the stockholder beneficially owns or has power to vote at the annual meeting (Section 10-19.1-87(2) of the North Dakota Business Corporation Act).

Any stockholder who does not complete the requirements of Section 10-19.1-88 of the North Dakota Business Corporation Act, is not entitled to payment for his or her shares of common stock.

PROPOSAL NO. 5
APPROVAL OF COMPANY’S VOLUNTARY WITHDRAWAL
FROM ITS OBLIGATION TO FILE REPORTS WITH THE
UNITED STATES SECURITIES AND EXCHANGE COMMISSION

After careful consideration, our Board has unanimously concluded that it would be in the best interests of our stockholders for the Company to terminate the registration of its common stock under the Exchange Act pursuant to Rule 12(g)(4) of the Securities and Exchange Commission (the “SEC”). By de-registering the Company’s common stock, the Company’s status as a reporting company and the Company’s duty to file annual, quarterly and other periodic reports with the SEC under Sections 13(a) and 15(d) of the Exchange Act (the “SEC Reporting Obligations”) will terminate and the Company will no longer be subject to certain other provisions of the Exchange Act. Without the SEC Reporting Obligations, the Company would be relieved of the considerable cost and administrative burdens associated with operating as a public company required to comply with the SEC Reporting Obligations.

De-registration of the Company’s common stock does not require shareholder approval, but the Board of Directors felt that the shareholders should have a say in this important matter. Accordingly, the Board of Directors unanimously recommends that the stockholders authorize the voluntary termination of the Company’s registration with the SEC.

As an SEC reporting company, we are required to prepare and file with the SEC, among other items, the following:

--Annual Reports on Form 10-K
--Quarterly Reports on Form 10-Q
--Current Reports on Form 8-K
--Proxy Statements on Schedule 14(a)

Since the Company intends to terminate its registration with the SEC, the continuing shareholders of the Company will no longer have the protection of certain securities laws and the rules and regulations promulgated by the SEC. Specifically, the continuing shareholders will not have the benefit of receiving (i) an Annual Report on Form 10-KSB, including audited financial statements, (ii) quarterly reports on Form 10-QSB, (iii) reports of current events on Form 8-K, and (iv) a Proxy Statement in connection with the Company’s Annual Meeting. Further, officers, directors, and affiliated shareholder will not be required to file Form 3, Form 4, or Form 5 with the SEC. These forms disclose changes in beneficial ownership of the Company’s common stock. The Company will not be required to comply with the requirements of obtaining an independent auditor’s opinion on the adequacy on the Company’s internal controls. Potential acquirers of the Company will not have the obligation to file disclosure documents with the SEC and send such documents to our continuing shareholders. Furthermore, the transfer of shares of the Company might be restricted under Rule 144 for an indefinite period. The continuing shareholders of the Company should take these factors into consideration.

Our management and several of our employees expend considerable time and resources preparing and filing these reports that we are required to file with the SEC and we believe that such time and resources could be beneficially diverted to other areas of our operations that would allow management and other employees to focus more of their attention on our core business. Also, as a reporting company, we are required to disclose information to the public, including to actual and potential competitors, that may assist our competitors in challenging our business operations and to take market share, employees and customers away from us. In addition, the costs associated with these reports and other filing obligations comprise a significant corporate overhead expense. These includes, but are not limited to, securities counsel fees, auditor fees, special board meeting fees, costs of printing and mailing documents, and EDGAR filing costs. Our registration and reporting costs have been increasing over the years due to the requirements imposed by the Sarbanes-Oxley Act of 2002 (“SOX”). Section 404 of SOX requires us to include in our Annual Report on Form 10-K our management’s report on an assessment of the effectiveness of our internal controls over financial reporting. We estimate that our costs and expenses incurred in connection with SEC reporting for 2012 was approximately $195,000.

As of April 22, 2013, we had 14,455,943 shares of our common stock issued and outstanding, held by approximately 280 shareholders of record. Since we have fewer than 300 shareholders, we have the option of voluntarily withdrawing from our reporting obligations under Section 12(g) of the Exchange Act.

Our Board of Directors and management believe that the recurring expense and burden of our SEC reporting requirements described above are not cost effective for us. Conversion to a non-SEC reporting company will allow us to avoid these costs and expenses. In addition, once our SEC Reporting Obligations are suspended, we will not be subject to the provisions of SOX or the liability provisions of the Exchange Act, and our officers will not be required to certify the accuracy of our financial statements.

In considering whether to terminate our registration with the SEC, the Board considered the following advantages:

1.           As a reporting company, we are required to expend significant costs in connection with our Exchange Act obligations, including, but not limited to, higher external auditing costs, higher costs of internal controls, increased SEC reporting costs, including XBRL interactive data tagging costs, increased legal and consulting costs, and special board meeting fees. Terminating our public company obligations will eliminate these additional and significant costs.

2.           As a reporting company, we are required to disclose information to the public, including to actual or potential competitors that may assist those competitors to challenge our business operations and to take market share, employees and customers away from us. Suspending our public company reporting obligations would help to protect that sensitive information from required or inadvertent disclosure.

3.           Operating as a non-SEC reporting company will reduce the burden on our management and employees that arise from increasingly-stringent SEC reporting requirements, thus allowing management and our employees to focus more of their attention on our core business.

4.           Operating as a non-SEC reporting company may reduce expectations to produce and publicly report short-term per shares earnings. This may increase management’s flexibility to consider and balance actions between short term and long term income goals.

5.           Our shareholders may receive limited benefit from being an SEC reporting company, because of our relatively small size and the limited trading of our stock, as compared to the costs associated with SEC compliance.

6.           Our ability to explore, secure and structure financing or other transactions to maximize long-term shareholder value through prospective capital providers or a potential sale, merger, consolidation or other business combination between us and a third party may be more successful without the requirements of publicly reporting such negotiations and transactions.

In addition to the advantages of terminating our registration with the SEC, the Board considered the following disadvantages of such termination:

1.           Our shareholders will lose the benefits of registered securities, such as access to the information about us that is required to be disclosed in periodic reports to the SEC.

2.           Our shareholders will lose certain statutory safeguards, because we will no longer be subject to the requirements of SOX, which require our CEO and CFO to certify as to our financial statements and internal controls over financial reporting and as to the accuracy of our reports filed with the SEC.

3.           The value and liquidity of our stock may be reduced as a result of our no longer being a public company.

4.           The costs we will incur, in terms of time and dollars, in order to withdraw from registration, which are projected to be less than the savings we anticipate as a result of such move.

5.           Potential liability may exist for our officers and directors as a result of our withdrawal from registration.

6.           We may have increased difficulty in raising equity capital in the future, which may potentially limit our ability to expand.

As a relatively small company whose shares are not frequently traded, we have struggled to maintain the costs associated with being a public company while not enjoying many of the benefits. In addition, in order for us to maximize the long-term value of ownership in the Company, it is necessary for us to explore from time to time various potential options with third parties, including both equity and debt financing options as well as business consolidation transactions. We are undertaking the withdrawal of our registration at this time in order to end our SEC Reporting Obligations, which will enable us to save our shareholders the substantial costs associated with being a reporting company. These costs are all expected to increase over time. The specific factors to consider in electing at this time to undertake withdrawal from registration and become a non-SEC reporting company are as follows:

1.           We estimate that we will be able to reallocate resources, eliminate costs, avoid anticipated future costs, eliminate the requirement to make periodic reports, and reduce the expense of communications with our shareholders. These annual expenses are expected to include legal expenses, accounting and auditing expenses, expenses for testing internal control audits, XBRL interactive data tagging expenses and miscellaneous. We will also realize cost savings from reduced staff in management time, including internal audit, financial staff and executive management, time spent on securities law compliance.

2.           We believe the disclosure and procedural requirements of the SEC reporting rules and SOX, divert efforts of our Board of Directors, management and staff and will result in significant savings in legal, accounting and administrative expenses, without commensurate benefit to our shareholders.

3.           In the opinion of our Directors, little or no justification exists for the continuing direct and indirect costs of registration with the SEC given that our compliance costs have increased as the result of heightened government oversight, our low trading volume, and any need to raise capital or enter into other financing or business consolidation arrangements through the sale of securities in the public market. If it becomes necessary to raise additional capital, we believe that there are adequate sources of additional capital available, whether through borrowing or through private institutional sales of equity or debt securities or alternative business consolidation opportunities. Although we recognize that there is no assurance that we will be able to raise additional capital or finalize any business consolidation transaction with a third party.

4.           As an SEC reporting company, we are required to disclose information to the public, including to actual and potential competitors which may be helpful to those competitors and which may challenge our business operations. These competitors and potential competitors can use that information against us in an effort to take market share, employees and customers away from us. Terminating our reporting obligation will help us protect that sensitive information from required or inadvertent disclosure.

5.           We expect that operating as a non-SEC reporting company will reduce the burden on our management and employees that arise from the increasingly stringent SEC reporting requirements. This will allow our management and employees to focus more of their attention on our business and our customers.

6.           We expect that operating as a non-SEC reporting company will increase management’s flexibility to consider and initiate actions such as mergers and other transactions without being required to file preliminary proxy statements with the SEC and otherwise comply with SEC regulations.

7.           Operating as a non-SEC reporting company without the expectation of producing short-term, per share earnings may increase management’s flexibility to consider and balance actions between short-term and long-term growth objectives.

8.           We considered that some of our shareholders may prefer to continue as shareholders of an SEC reporting company, which is a factor against the withdrawal from registration. However, we believe that the disadvantages of remaining a public reporting company outweigh any advantages. We have no present intention to raise capital through the sale of securities in a public offering or to acquire other business entities using our stock as a consideration for such acquisition. Accordingly, we are not likely to make use of any advantage that our status as an SEC reporting company may offer.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS
VOTE “FOR” PROPOSAL NO. 5

Our Board of Directors believes that the withdrawal from registration with the SEC is in the best interest of our shareholders and unanimously recommend that you vote for the withdrawal.

OTHER MATTERS

The Company’s management is not aware of any other matters that may come before the Meeting. The proxies named in the accompanying Proxy form will vote the Proxy in accordance with their judgment if any other matter does properly come before the Meeting.

A copy of the Annual Report to shareholders is enclosed with this Proxy Statement. Copies of the Company’s 10-K Annual Report are available upon request by contacting Elizabeth Redding at the Company at 1 Main Street North, Minot, ND 58703.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR NEXT ANNUAL MEETING

Proposals of shareholders intended to be presented at the 2014 Meeting must be received by the Secretary of the Company, 1 Main Street North, Minot, North Dakota 58703, no later than December 14, 2013, for inclusion in the Proxy Statement and form of Proxy for such Meeting. If notice of any other shareholder proposal intended to be presented at the 2014 Annual Meeting of shareholders but not intended to be included in the Company’s Proxy Statement and form of Proxy for such Meeting is not received by the Company on or before March 5, 2014, the Proxy solicited by the Board of the Company for use in connection with the Meeting may confer authority on the proxies named therein to vote in their discretion on such proposal without any discussion in the Company’s Proxy Statement for that Meeting of either the proposal or how such proxies intend to exercise their voting discretion.

VOTING TRUSTEES AND THEIR NOMINEES

Please advise the Company whether other persons are the beneficial owners of the Company’s shares for which Proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the Company’s shares.

This solicitation is being made by mail on behalf of the Board, but may also be made without additional remuneration by officers or employees of the Company by telephone, telegraph, facsimile transmission or personal interview. The expense of the preparation, printing and mailing of this Proxy Statement and the enclosed Proxy form and Notice of Annual Meeting and any additional material relating to the Meeting which may be furnished to shareholders by the Board subsequent to the furnishing of this Proxy Statement has been or will be borne by the Company. The Company will reimburse banks and brokers who hold the Company’s shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the Proxy materials to those persons for whom they hold those shares. To obtain the necessary representation of shareholders at the Meeting, supplementary solicitations may be made by mail, telephone or interview by officers of the Company or selected securities dealers. It is anticipated that the cost of any other supplementary solicitations, if any, will not be material.

It is important that Proxies be returned promptly. Shareholders, whether or not they expect to attend the meeting in person, are urged to complete, date and sign the enclosed form of Proxy and return it promptly in the envelope provided for that purpose. By returning your form of Proxy promptly, you can help the Company avoid the expense of follow-up mailings to ensure a quorum so that the Meeting can be held. Shareholders who attend the Meeting may revoke a prior Proxy and vote their Proxy in person as set forth above in this Proxy Statement.

By Order of the Board of Directors

Elizabeth Redding, Secretary
Dated: May 3, 2013

Exhibit A

CAPITAL FINANCIAL HOLDINGS, INC.
Audit Committee Charter

PURPOSE

The Audit Committee (“Committee”) is a committee of the Board of Directors (“Board) of Capital Financial Holdings, Inc. (“Corporation”). The primary function of the Committee will be to assist the Board in fulfilling its oversight responsibilities to the shareholders and the investment community. The purposes of the audit committee are:

a)	to oversee the accounting and financial reporting process of the Corporation and its internal control over financial reporting;

b)	to oversee the quality and integrity of the Corporation’s financial statements and the independent audit thereof;

c)
to oversee, or, as appropriate, assist Board oversight of the Corporation’s compliance with legal and regulatory requirements that relate to the Corporation’s accounting and financial reporting, internal control over financial reporting and independent audits;

d)
to approve prior to appointment the engagement of the Corporation’s independent auditors and, in connection therewith, to review and evaluate the qualifications, independence and performance of the Corporation’s independent auditors; and

e)	to act as liaison between the independent auditors, management and the full Board.

AUTHORITY

The Committee has the authority to engage independent counsel and advisors as it determines necessary to carry out its duties.

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including appropriate funding, as determined by the Committee, for payment of compensation to the auditors for the purpose of conducting the audit, the authority to retain and compensate special counsel and other experts or consultants as the Committee deems necessary, and the authority to obtain specialized training for Audit Committee members, at the expense of the Corporation, as appropriate.

MEMBERSHIP

The Committee should consist of a minimum of two Directors, all of whom must be independent as defined by section 10A-3(b)(1) of the exchange act. There may be unexpected circumstances in which there are fewer than two Directors at which time the independent directors of the Board will appoint a new audit committee member as soon as reasonably possible. The independent directors of the Board will appoint committee members and the committee chair and may replace members of the Committee for any reason.

Independence requires that the audit committee member (1) not accept directly or indirectly any consulting, advisory or other compensatory fee from the Corporation or its subsidiaries, other than for Board and Committee service, and (2) not be an “affiliated person “ of the Corporation or any of its subsidiaries.

The Board shall determine annually whether any member of the Committee is a “financial expert” as defined in the Sarbanes-Oxley Act Section 407.

Annual Review 03/18/2010

CAPITAL FINANCIAL HOLDINGS, INC.
Audit Committee Charter

Exhibit A

Each member of the Committee has been placed in a position of trust and agrees that the member will not either directly or indirectly disclose to any person, firm or corporation or use for own personal benefit, any matters affecting or relating to the Company’s business including, but not limited to, the names of and confidential information concerning the Company’s trade secrets, manner of operations, electronic data processing systems, or any other information concerning the business of the employer, except as required by the duties of the Member.

MEETINGS

The Committee will meet four times annually or as frequently as circumstances require. All Committee members are expected to attend each meeting in person; however, members may attend telephonically, and the Committee may also act by written consent, to the extent permitted by law and by the Corporation’s by-laws. Members of management, auditors or others may be asked to attend meetings and provide pertinent information as necessary.

The Committee shall have the authority to meet privately, and shall prepare and retain minutes of these meetings and appropriate documentation of decisions made.

A majority of the members of the Committee shall constitute a quorum for the transaction of business at any meeting of the Committee. The action of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the action of the Committee.

RESPONSIBILITIES

To fulfill these responsibilities, the Audit Committee shall perform the following duties:

a)
To review and discuss the Corporation’s quarterly and annual financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, with management and the independent auditors prior to the filing of the Corporation’s quarterly report on Form 10-Q and annual report on the 10-K, including a discussion with the independent auditors of the matters required by Statement of Auditing Standards No. 61, as amended.

b)	To appoint or replace the Corporation’s independent auditors and approve all fees payable to the independent auditors. The independent auditors shall report directly to the Committee.

c)	To review the performance of the independent auditors and make recommendations to the Board regarding the appointment or termination of the Corporation’s independent auditors.

d)
To evaluate matters that affect the independence and capabilities of the independent auditors, and confirm the receipt of a statement from the independent auditors assuring their independence on an annual basis.

e)
To review and approve, in advance, fees proposed to be charged to the Corporation by the auditors for each audit and non-audit service that is not prohibited under the Sarbanes-Oxley Act. Non-audit services need not be approved in advance only if (i) the aggregate amount of all such non-audit services is not more than 5% of all amounts paid to the independent auditors during the fiscal year and (ii) they are promptly brought to the attention of the Committee and approved prior to the completion of the audit.

f)
To review with the independent auditors information and comments with respect to the audit of the financial statements, any adjustments to such statements recommended by the auditors, and to review the auditor’s opinion.

Annual Review 03/18/2010

CAPITAL FINANCIAL HOLDINGS, INC.
Audit Committee Charter

g)	The Committee should obtain and discuss with management and the independent auditors reports and analyses from management and the independent auditors concerning:

i.	critical accounting policies and practices of the Corporation;
ii.	significant financial reporting issues and judgments made in connection with the preparation of the financial statements; and
iii.	any other material written communications between the independent auditors and management.

h)
To review with the independent auditors any difficulties encountered during the course of the audit process, including any restrictions on the scope of the independent auditors’ activities or access to required information and any significant disagreements with management and management’s response to such matters.

i)	To report its activities to the full Board on a regular basis and to make any recommendations as deemed appropriate.

j)	To review the Audit Committee Charter at least annually and recommend to the full Board any changes the Committee deems appropriate.

k)
To follow Whistleblower Policies established as a mechanism for employees to report concerns about questionable accounting, internal accounting control or audit matters confidentially to the Committee.

l)	To perform such other functions as required by law or assigned by the Board.

Annual Review 03/18/2010

Exhibit B

PLAN OF RECAPITALIZATION

On April 11, 2013 the Board of Directors of Capital Financial Holdings, Inc. (the “Company”) adopted a resolution declaring it to be in the best interests of the Company and its Shareholders to effectuate a ten thousand to one (10,000 to 1) reverse split of the Company’s Common Stock. The Board of Directors hereby submits to the Shareholders of the Company (“Shareholders”) for their approval, the following Plan of Recapitalization:

1.           Amendment to Articles of Incorporation. Subject to approval by the Company’s Shareholders, and subject to the terms of Section 2 of this Plan of Recapitalization, the Company shall file Articles of Amendment (“Amendment”) with the Secretary of State of North Dakota which shall amend the first paragraph of Article 4 of the Company’s Articles of Incorporation, by adding the following paragraph to read as follows:

“Reverse Split. Simultaneously with the effective date of this Amendment (the “Effective Time”) each of ten thousand shares of the Company’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically and without any action on the part of the holder thereof, be reclassified as and changed, pursuant to a reverse stock split (the “Reverse Split”), into one (1) share of the Company’s outstanding Common Stock (the “New Common Stock”), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Old Common Stock (“Old Certificates,” whether one or more) shall be entitled to receive new shares which will be noted on the records of the Company in book form. Such Old Certificates should be transmitted to the Company’s transfer agent for cancellation. A certificate or certificates (the “New Certificates,” whether one or more) representing the number of whole shares of the New Common Stock into and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall thereupon be deemed for all corporate purposes to evidence ownership of New Common Stock in the appropriately reduced whole number of shares. No certificates or script representing fractional share interests in New Common Stock will be issued; instead cash payments will be made therefore. In lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, the holder will receive cash representing the fair value of the fractional share which shall be paid to the Shareholder. If more than one (1) Old Certificate shall be surrendered at one time for the account of the same Shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. If any New Certificate is to be issued in a name other than in which the Old Certificate was issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the stock transfer tax stamps to the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock or transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that such taxes are not payable. From and after the Effective Time, the amount of capital shall be represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified, until thereafter reduced or increased in accordance with applicable law. All references elsewhere in the Articles of Incorporation, as amended, to the “Common Stock” shall, after the Effective Time, refer to the “New Common Stock.” The filing of the Amendment shall not cause any change in the number of shares of any series of Preferred Stock that are issued and outstanding at the time the Amendment is filed.”

2.           Reverse Split. Immediately upon filing the Articles of Amendment with the Secretary of State of North Dakota, each ten thousand (10,000) currently outstanding shares of the Company’s common stock (the “Old Common Stock”) shall be converted into one (1) post-Reverse Split fully paid and non-assessable share of the Company’s common stock (the “New Common Stock”).

3.           No Fractional Shares. No Shareholder shall receive fractional shares pursuant to the Reverse Split. Any Shareholder that would be entitled to receive a fraction of a share, shall instead receive a cash payment for the fractional share equal to the fair value of his or her common stock. That valuation will be based on the average closing price of the common stock for the previous sixty (60) calendar days immediately preceding the Effective Time. All Shareholders holding fewer than 10,000 shares of common stock will cease to be holders of common stock and will no longer have any interest as a Shareholder in the Company. They will only be entitled to receive cash in lieu of fractional shares.

4.           Exchange of Old Certificates. As soon as practicable after the Effective Date, the Company shall notify its Shareholders and ask them to surrender their certificates representing Old Common Stock to the Company’s transfer agent. The shares of New Common Stock will be noted on the books of the Company in book form. Until so surrendered, each ten thousand (10,000) outstanding shares of Old Common Stock shall be deemed for all corporate purposes to evidence the ownership of one (1) share of New Common Stock.

5.           Stock Option Plans. The number of shares issuable under the Company’s Stock Option Plans (“Director’s Plan”) (collectively, the “Option Plans”) and the number of shares issuable upon the exercise of options outstanding at the time of the filing of the Articles of Amendment, shall be decreased in proportion to the one (1) for ten thousand (10,000) exchange ratio established by the Reverse Split and the exercise price per share of such outstanding options shall be increased in proportion to such exchange ratio.

6.           Preferred Stock. The Plan of Recapitalization shall have no effect on the issued and authorized Preferred Stock of the Company.

7.           Directors Abandon Plan. The Directors are authorized to abandon the Reverse Split set forth in this Plan of Recapitalization and Amendment at any time prior to the Effective Date, whether before or after approval of the Shareholders of the Corporation.

Authorized and accepted on the date first above written by the Board of Directors.

, Secretary

Exhibit C

CAPITAL FINANCIAL HOLDINGS, INC.
PLAN OF CONVERSION TO
BECOME A LIMITED LIABILITY COMPANY

Capital Financial Holdings, Inc., a North Dakota corporation (the "Corporation") shall elect to become a limited liability company (the "Election") upon adoption of this plan by the Board of Directors of the Corporation and approval of this plan by the Shareholders of the Corporation in accordance with the requirements of Section 10-19.1-104.1, et seq. of the North Dakota Business Corporation Act (the "Act").

1. The name of the converting organization before conversion: Capital Financial Holdings, Inc.

2. The form of the converting organization before conversion: corporation.

3. The name of the converted organization after the conversion: Capital Financial Holdings, LLC.

4. The form of the converted organization after conversion: limited liability company.

5. Each share of the Corporation's common stock shall be converted into one (1) member share in the limited liability company and the ownership in the limited liability company immediately after the conversion shall be equal to the ownership of the Corporation before the conversion.

6. The conversion may be effected by each Shareholder in the Corporation submitting their share certificates to the Company. The Company will then issue a new Member Share Certificate in accordance with Article 5 above.

7. Upon the conversion becoming effective, the provisions of Section 10-19.1-104.1, et seq. of the Act shall apply in full to the conversion of the Corporation into a limited liability company and the assumption of all rights, duties and obligations of the Corporation by such limited liability company.

8. At the conversion date, all the rights and property, whether real, personal, or mixed, of the Company shall be vested in the limited liability company. All debts, liabilities, and obligations of the Company shall continue as debts, liabilities, and obligations of the limited liability company. All rights of creditors and liens upon the property of the Company shall be preserved unimpaired and remain enforceable against the limited liability company to the same extent as against the Company as if the conversion had not occurred. Any action or proceeding pending by or against the Company may be continued against the limited liability company as if the conversion had not occurred.

9. The provisions of the Articles of Organization of the limited liability company as filed with the North Dakota Secretary of State and Operating Agreement as adopted by the Members and Governors of the limited liability company shall be the governing documents of the limited liability company upon which the Members of the limited liability company shall be bound.

10. The Officers and Directors of the Company shall become the Governors of the limited liability company upon conversion.

11. The Articles of Organization of the converted organization are set forth in Exhibit "A" attached hereto.

12. A written Operating Agreement (the “Operating Agreement”) attached hereto as Exhibit “B” shall be the governing instrument of the converted organization and such Operating Agreement will be effective immediately as of the effective date of this conversion.

IN WITNESS WHEREOF, Capital Financial Holdings, Inc. has caused this Plan of Conversion to be executed by an authorized officer on this ____ day of ___________, 2013.

CAPITAL FINANCIAL HOLDINGS, INC.

By:	_______________________________________
_______________, Authorized Officer

EXHIBIT A

ARTICLES OF ORGANIZATION

EXHIBIT B

OPERATING AGREEMENT

Exhibit D

TITLE 10 Corporations
CHAPTER 10-19.1 North Dakota Business Corporation Act

Go to the North Dakota Code Archive Directory

N.D. Cent. Code, § 10-19.1-87 (2013)

10-19.1-87. Rights of dissenting shareholders.

1. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

a. Unless otherwise provided in the articles, an amendment of the articles that materially and adversely affects the rights or preferences of the shares of a dissenting shareholder in that it:

(1) Alters or abolishes a preferential right of the shares;

(2) Creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of shares;

(3) Alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

(4) Excludes or limits the right of a shareholder to vote on a matter, or to accumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; or

(5) Eliminates the right to obtain payment under this subdivision;

b. A sale, lease, transfer, or other disposition of property and assets of the corporation that requires shareholder approval under subsection 2 of section 10-19.1-104, but not including:

(1) A disposition in dissolution described in subsection 2 of section 10-19.1-109;

(2) A disposition pursuant to an order of a court; or

(3) A disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

c. A plan of merger to which the corporation is a constituent organization, except as provided in subsection 3 and except for a plan of merger adopted under section 10-19.1-100.1;

d. A plan of exchange, whether under this chapter or under its governing statute in the case of another organization, to which the corporation is a constituent organization as the corporation whose shares will be acquired by the acquiring organization, except as provided in subsection 3;

e. A plan of conversion adopted by a corporation; or

f. Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

2. A shareholder may not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter must be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders. The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and must be treated as a dissenting shareholder under the terms of this section and section 10-19.1-88, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

3. Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to the shareholders of:

a. The surviving corporation in a merger with respect to shares of the shareholders that are not entitled to be voted on the merger and are not canceled or exchanged in the merger; or

b. The corporation whose shares will be acquired by the acquiring organization in a plan of exchange with respect to shares of the shareholders that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.

4. The shareholders of a corporation who have a right under this section to obtain payment for their shares, or who would have the right to obtain payment for their shares absent the exception set for in subsection 6, do not have a right at law or in equity to have a corporate action described in subsection 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

5. If a date is fixed according to subsection 1 of section 10-19.1-73.2 for the determination of shareholders entitled to receive notice of and to vote on an action described under subsection 1, only shareholders as of the date fixed and beneficial owners as of the date fixed who hold through shareholders, as provided in subsection 2, may exercise dissenters' rights.

6. Notwithstanding subsection 1, the right to obtain payment under this section, other than in connection with a plan of merger adopted under section 10-19.1-100, is limited in accordance with the following provisions:

a. The right to obtain payment under this section is not available for the holders of shares of any class or series of shares that is listed on the New York stock exchange, the American stock exchange, nasdaq global market, or the nasdaq global select market.

b. The applicability of subdivision a is determined as of:

(1) The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action described in subsection 1; or

(2) The day before the effective date of corporate action described in subsection 1 if there is no meeting of shareholders.

c. Subdivision a is not applicable, and the right to obtain payment under this section is available pursuant to subsection 1, for the holders of any class or series of shares who are required by the terms of the corporate action described in subsection 1 to accept for such shares anything other than shares, or cash in lieu of fractional shares, of any class or any series of shares of the domestic or foreign corporation, or any other ownership interest of any other organization, that satisfies the standards set forth in subdivision a at the time the corporate action becomes effective.

TITLE 10 Corporations
CHAPTER 10-19.1 North Dakota Business Corporation Act

Go to the North Dakota Code Archive Directory

N.D. Cent. Code, § 10-19.1-88 (2013)

10-19.1-88. Procedures for asserting dissenters' rights.

1. For purposes of this section, the terms defined in this subsection have the meanings given them.

a. "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in subsection 1 of section 10-19.1-87 or the successor by merger of that issuer.

b. "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of a corporate action referred to in subsection 1 of section 10-19.1-87.

c. "Interest" means interest commencing five days after the effective date of the corporate action referred to in subsection 1 of section 10-19.1-87, up to and including the date of payment, calculated at the rate provided in section 28-20-34 for interest on verdicts and judgments.

2. If a corporation calls a shareholder meeting at which any action described in subsection 1 of section 10-19.1-87 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 10-19.1-87 and this section.

3. If the proposed action must be approved by the shareholders, and the corporation calls a meeting of shareholders, then a shareholder who is entitled to dissent under section 10-19.1-87 and who wishes to exercise dissenter's rights shall file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and may not vote the shares in favor of the proposed action.

4. After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subsection 3, to all shareholders who did not sign or consent to a written action that gave effect to the action creating the right to obtain payment under section 10-19.1-87, and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

a. The address to which a demand for payment and share certificates must be sent in order to obtain payment and the date by which they must be received;

b. A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

c. A copy of section 10-19.1-87 and this section.

5. In order to receive the fair value of shares, a dissenting shareholder must demand payment and deposit certificated shares within thirty days after the notice required by subsection 4 was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

6. After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit, to each dissenting shareholder who has complied with subsections 3, 4, and 5, the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

a. The corporation's closing balance sheet and statement of income for a fiscal year ending not more than sixteen months before the effective date of the corporate action, together with the latest available interim financial statements;

b. An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate;

and

c. A copy of section 10-19.1-87 and this section.

7. The corporation may withhold the remittance described in subsection 6 from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subsections 3, 4, and 5, the corporation shall forward to the dissenter the materials described in subsection 6, a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept the amount in full satisfaction. The dissenter may decline the offer and demand payment under subsection 9. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subsections 10 and 11 apply.

8. If the corporation fails to remit within sixty days of the deposit of certificates, it shall return all deposited certificates. However, the corporation may again give notice under subsections 4 and 5 and require deposit at a later time.

9. If a dissenter believes that the amount remitted under subsections 6, 7, and 8 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares plus interest, within thirty days after the corporation mails the remittance under subsections 6, 7, and 8, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

10. If the corporation receives a demand under subsection 9, it shall, within sixty days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after a discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subsection 9 and who have not reached agreement with the corporation. The corporation, after filing the petition, shall serve all parties with a summons and copy of the petition under the North Dakota Rules of Civil Procedure. The residents of this state may be served by registered mail or by publication as provided by law. Except as otherwise provided, the North Dakota Rules of Civil Procedure apply to the proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or other shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subsections 6, 7, and 8, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subsections 6, 7, and 8 exceeds the fair value of the shares as determined by the court, plus interest.

11. The court shall determine the costs and expenses of a proceeding under subsection 10, including the reasonable expenses in compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subsection 9 is found to be arbitrary, vexatious, or not in good faith.

12. If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

13. The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JUNE 19, 2013 AT 9:00 AM
CONTROL ID:
REQUEST ID:

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Jeffrey A. Cummer or Richard W. Jones or either of them acting in the absence of the other, with full power of substitution, to act as attorneys and proxies of the undersigned to vote all shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Capital Financial Holdings, Inc., (the “Meeting”), to be held June 19, 2013, at 9:00 a.m. at the Sleep Inn, 2400 10th Street NW, Minot, ND, and at any and all adjournments and postponements thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/CPFH
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF Capital Financial Holdings Inc.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1		à	FOR ALL	WITHOLD ALL	FOR ALL EXCEPT

The election as Directors of all nominees listed below (except as marked to the contrary), to serve until the Annual Meeting of the Shareholders of the Company in fiscal year 2014 or until their successors have been duly elected or qualified.
			☐	☐
	Vance Castleman				☐
	Vaune M. Cripe				☐	CONTROL ID:
	Jeffrey A. Cummer				☐	REQUEST ID:
	Myron D. Thompson				☐
	Gregory G. Philipps				☐
Proposal 2		à	FOR	AGAINST	ABSTAIN
	Ratification of Hein & Associates, LLP to provide audit services to the Company that include the examination of the Company’s annual consolidated financial statements for fiscal year 2012.		☐	☐	☐
Proposal 3		à	FOR	AGAINST	ABSTAIN
	To approve a plan of recapitalization and to amend the articles of incorporation to provide for a 10,000 to one (1) reverse stock split.		☐	☐	☐
Proposal 4		à	FOR	AGAINST	ABSTAIN
	To approve the conversion of the Company from a corporation to a limited liability company in accordance with North Dakota Law		☐	☐	☐
Proposal 5		à	FOR	AGAINST	ABSTAIN
	To approve the Company’s voluntary withdrawal from its obligation to file reports with the United States Securities and Exchange Commission. (Advisory)		☐	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
THE BOARD OF DIRECTORS SOLICIT THIS PROXY CARD AND THEY RECOMMEND A VOTE FOR EACH OF THE LISTED NOMINEES AND THE ABOVE PROPOSALS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY CARD IN THEIR BEST JUDGMENT.

PLEASE DATE, SIGN, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED STAMPED ENVELOPE.

MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2013

The undersigned acknowledges receipt from the Company, before execution of this Proxy Card of the following: (1) Annual Report to Shareholders, (2) Notice of the Meeting, and (3) Proxy Statement for the Meeting.

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)